Calculation of Filing Fee Tables
S-3
QXO, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock par value $0.00001 per share	457(r)	103,370,786	$ 22.25	$ 2,299,999,988.50	0.0001531	$ 352,130.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,299,999,988.50		$ 352,130.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 352,130.00
Offering Note
[1]	The filing fee, calculated in accordance with Rule 457(r) under the Securities Act of 1933, has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement. This "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the registrant's registration statement on Form S-3ASR filed with the Securities and Exchange Commission on July 29, 2024 (File No. 333-281084).

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $2,299,999,988.50. The prospectus is a final prospectus for the related offering.